Exhibit 10.2

Execution Version

PURCHASE, SALE AND CONTRIBUTION AGREEMENT

DATED JULY 9, 2012

AMONG

GOLAR LNG LIMITED,

GOLAR LNG PARTNERS LP,

GOLAR LNG ENERGY LIMITED,

AND

GOLAR PARTNERS OPERATING LLC

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Definitions	2

ARTICLE II

PURCHASE AND SALE OF SHARES; CLOSING; DISTRIBUTION OF PROCEEDS

Section 2.01	Purchase and Sale of Shares	6
Section 2.02	Closing	7
Section 2.03	Place of Closing	7
Section 2.04	Funding of Purchase Price for the Shares; Purchase Price Adjustments	7
Section 2.05	Distribution After the Closing	7

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARTNERSHIP

Section 3.01	Organization; Good Standing and Authority	7
Section 3.02	Authorization, Execution and Delivery of this Agreement	8
Section 3.03	No Conflicts	8
Section 3.04	No Consents	8

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Section 4.01	Organization; Good Standing and Authority	8
Section 4.02	Authority and Authorization; Execution and Delivery of this Agreement	9
Section 4.03	No Conflicts	9
Section 4.04	No Consents	9
Section 4.05	Legal and Beneficial Title to Shares; No Encumbrances	9

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
THE SELLERS REGARDING THE SUBSIDIARIES

Section 5.01	Organization; Good Standing and Authority	10
Section 5.02	Capitalization; No Options	10
Section 5.03	Organizational Documents	11
Section 5.04	Validity of Certain Agreements	11
Section 5.05	No Conflicts	11
Section 5.06	Title to Vessel; Encumbrances	11

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PURCHASE, SALE AND CONTRIBUTION AGREEMENT (the “Agreement”), dated as of July 9, 2012, by and among GOLAR LNG LIMITED, a Bermuda exempted company (“Golar”), GOLAR LNG ENERGY LIMITED, a Bermuda exempted company (“Golar Energy” and, together with Golar, the “Sellers”), GOLAR LNG PARTNERS LP, a Marshall Islands limited partnership (the “Partnership”), and GOLAR PARTNERS OPERATING LLC, a Marshall Islands limited liability company (the “Buyer”), each a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, the Buyer wishes to purchase from Golar Energy, and Golar Energy wishes to sell to the Buyer, (i) all of the outstanding common shares (the “Khannur Corp Shares”), of Golar Khannur Corporation, a Marshall Islands corporation (“Khannur Corp”), and (ii) all of the 5,309,001 ordinary shares in total issued share capital (the “Golar Singapore Shares”), of Golar LNG (Singapore) Pte. Ltd., a Singapore corporation (“Golar Singapore”);

WHEREAS, the Buyer wishes to purchase from Golar, and Golar wishes to sell to the Buyer all of the outstanding common shares (the “Gas Solutions Shares” and, together with the Khannur Corp Shares and the Golar Singapore Shares, the “Shares”) of Gas Solutions Corp., a Marshall Islands corporation (“Gas Solutions”);

WHEREAS, the Buyer is a wholly-owned subsidiary of the Partnership;

WHEREAS, the Partnership wishes to contribute cash equal to the Purchase Price (as defined herein) to the Buyer as a contribution to the capital of the Buyer;

WHEREAS, Golar Energy is the record owner of the Khannur Corp Shares and the registered owner of the Golar Singapore Shares;

WHEREAS, Golar is the record owner of the Gas Solution Shares;

WHEREAS, Golar Energy is a wholly-owned subsidiary of Golar;

WHEREAS, Golar Singapore is a party to that certain Shareholders’ Agreement dated September 28, 2011 (the “PTGI Shareholders’ Agreement”) with PT Pesona Sentra Utama, an Indonesian company (“PSU”), pursuant to which (i) Golar Singapore and PSU established PT Golar Indonesia, an Indonesian limited liability company (“PTGI”), and (ii) Golar Singapore and PSU subscribed for shares in PTGI;

WHEREAS, on December 13, 2011, Golar made a loan to Gas Solutions in the amount of $5,610,000 (the “Gas Solutions Loan”) in order for Gas Solutions to enter into the PSU Loan Agreement (as defined below);

WHEREAS, Gas Solutions entered into a loan agreement dated December 13, 2011 with PSU pursuant to which Gas Solutions provided PSU with a loan of $5,610,000 (the “PSU Loan Agreement”) to fund its purchase of the Class A Shares (as defined below);

WHEREAS, Golar Singapore owns 5,390,000 Class B Shares (the “Class B Shares”) of PTGI (representing 49% of the issued share capital of PTGI), and PSU owns 5,610,000 Class A Shares (the “Class A Shares”) of PTGI (representing 51% of the issued share capital of PTGI);

WHEREAS, pursuant to an Assignment of Dividends Agreement, dated December 13, 2011 (the “Assignment of Dividends Agreement”), PSU assigned to Gas Solutions its right to receive dividends from PTGI as collateral security for the performance of its obligations arising from the PSU Loan Agreement;

WHEREAS, pursuant to a Deed of Pledge of Shares, dated January 16, 2012 (the “Deed of Pledge of Shares”), PSU pledged to Gas Solutions all of the Class A Shares as security for the performance of its obligations arising from the PSU Loan Agreement;

WHEREAS, PTGI and Khannur Corp are parties to a Seller’s Credit Agreement, dated February 10, 2012, as amended and supplemented from time to time (the “Seller’s Credit”), pursuant to which Khannur Corp granted PTGI a Seller’s Credit in an amount of up to $400 million for the purpose of assisting PTGI in financing the purchase of the Vessel and towards servicing any outstanding balance of the Seller’s Credit including any interest;

WHEREAS, PTGI is the legal owner of the Nusantara Regas Satu, a floating storage and regasification unit (the “Vessel”);

WHEREAS, the Vessel is subject to a Time Charter Party dated April 20, 2011 (the “Charter”), by and between PT Nusantara Regas, an Indonesian company (the “Charterer”), and Golar Energy, as amended by a Novation Agreement dated April 12, 2012, by and among the Charterer, Golar Energy and PTGI (the “Novation Agreement”), pursuant to which (1) the Charterer agreed to release and discharge Golar Energy from all of its obligations under the Charter, (2) Golar Energy agreed to assign all of its rights under the Charter to PTGI, and (3) PTGI agreed to be subject to and to perform all obligations from which Golar Energy was released and discharged; and

WHEREAS, immediately following the Closing, Golar Energy desires to pay to Golar a cash distribution equal to the Khannur Corp Purchase Price and the Golar Singapore Purchase Price (each as defined herein).

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Definitions.  In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“1934 Act Filings” means the filings Golar has made with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

“Agreement” means this Agreement, including its recitals, schedules and exhibits, as amended and supplemented.

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity.

“Assignment of Dividends Agreement” has the meaning given to it in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any statutory holiday on which banks in London or New York are required to close.

“Buyer” has the meaning given to it in the Preamble to this Agreement.

“Buyer Attorney-in-Fact” has the meaning given to it in Section 12.02(c).

“Buyer Indemnitees” has the meaning given to it in Section 10.01.

“Charter” has the meaning given to it in the recitals.

“Charterer” has the meaning given to it in the recitals.

“Class A Shares” has the meaning given to it in the recitals.

“Class B Shares” has the meaning given to it in the recitals.

“Closing” has the meaning given to it in Section 2.02.

“Closing Date” means the day on which the Closing takes place.

“Contracts” has the meaning given to it in Section 5.04.

“Deed of Pledge of Shares” has the meaning given to it in the recitals.

“Encumbrance” means any mortgage, maritime or other lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, voting trust arrangement, adverse claim, condition, encumbrance or right, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind.

“Gas Solutions” has the meaning given to it in the recitals.

“Gas Solutions Organizational Documents” has the meaning given to it in Section 5.02.

“Gas Solutions Purchase Price” has the meaning given to it in Section 2.01(c).

“Gas Solutions Shares” has the meaning given to it in the recitals.

“Golar” has the meaning given to it in the Preamble to this Agreement.

“Golar Attorney-in-Fact” has the meaning given to it in Section 12.02(a).

“Golar Energy” has the meaning given to it in the Preamble to this Agreement.

“Golar Energy Attorney-in-Fact” has the meaning given to it in Section 12.02(d).

“Golar LNG Partners Credit Facility” means the US$285,000,000 credit facility dated September 29, 2008, as amended, between (1) the Partnership, as borrower, (2) Nordea Bank Norge ASA, DnB Bank ASA, Citigroup Global Markets Limited, BNP Paribas and Lloyds TSB Bank PLC, as lead arrangers, (3) Nordea Bank Finland PLC, DnB Bank ASA, Citibank N.A., BNP Paribas and Lloyds TSB Bank PLC, as swap banks, (4) Nordea Bank Norge ASA, as facility agent and security agent, and (5) Citigroup Global Markets Limited as book runner.

“Golar Singapore” has the meaning given to it in the recitals.

“Golar Singapore Organizational Documents” has the meaning given to it in Section 5.02.

“Golar Singapore Purchase Price” has the meaning given to it in Section 2.01(b).

“Golar Singapore Shares” has the meaning given to it in the recitals.

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization.

“Guaranteed Obligations” has the meaning given to it in the Indonesian Owner Guarantee.

“Indonesian Owner Guarantee” has the meaning given to it in Section 6.08.

“Insolvency Event” means, with respect to any Person, that any of the following actions has occurred in relation to it:

(a)           an order has been made or an effective resolution passed or other proceedings or actions taken (including, without limitation, the presentation of a petition) with a view to its administration, bankruptcy, winding-up, liquidation or dissolution; or

(b)           it has had a receiver, administrative receiver, manager or administrator appointed over all or any substantial part of its undertaking or assets; or

(c)           any event has occurred or situation arisen in any jurisdiction that has a substantially similar effect to any of the foregoing.

“Khannur Corp” has the meaning given to it in the recitals.

“Khannur Corp Organizational Documents” has the meaning given to it in Section 5.02.

“Khannur Corp Purchase Price” has the meaning give n to it in Section 2.01(a).

“Khannur Corp Shares” has the meaning given to it in the recitals.

“Loan Agreement” has the meaning given to it in Section 2.04.

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity.

“Manager” means Golar Wilhelmsen Management AS.

“Material Agreements” has the meaning given to it in Section 5.10.

“Novation Agreement” has the meaning given to it in the recitals.

“Omnibus Agreement” means the Omnibus Agreement dated April 13, 2011, by and among Golar, the Partnership, Golar GP LLC and Golar Energy, as amended by Amendment No. 1 to the Omnibus Agreement dated as of October 5, 2011.

“Organizational Documents” has the meaning given to it in Section 5.02.

“Partnership” has the meaning given to it in the Preamble to this Agreement.

“Partnership Attorney-in-Fact” has the meaning given to it in Section 8.02(b).

“Party” or “Parties” has the meaning given to it in the Preamble to this Agreement.

“Person” means an individual, legal personal representative, corporation, body corporate, firm, limited liability company, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority.

“Pre-Closing Contribution” has the meaning given to it in Section 2.04(b).

“PTGI” has the meaning given to it in the recitals.

“PTGI Organizational Documents” has the meaning given to it in Section 5.02.

“PTGI Shareholders’ Agreement” has the meaning given to it in the recitals.

“PSU Loan Agreement” has the meaning given to it in the recitals.

“Purchase Price” means the aggregate of the Khannur Corp Purchase Price, the Golar Singapore Purchase Price and the Gas Solutions Purchase Price.

“Purchase Price Adjustments” has the meaning given to it in Section 2.04(c).

“Sellers” has the meaning given to it in the Preamble to this Agreement.

“Seller Indemnities” has the meaning given to it in Section 10.02.

“Sellers” has the meaning given to it in the Preamble to this Agreement.

“Seller’s Credit” has the meaning given to it in the recitals.

“Shares” has the meaning given to it in the recitals.

“Subsidiaries” means Khannur Corp, Golar Singapore, Gas Solutions and PTGI, and “Subsidiary” means each of them.

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, countervail, net worth, stamp, registration, payroll, employment, health, education, business, school, property, local improvement, development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any Governmental Authority and all interest and penalties thereon.

“Time of Closing” has the meaning given to it in Section 2.02.

“Vessel” has the meaning given to it in the recitals.

ARTICLE II

PURCHASE AND SALE OF SHARES; CLOSING; DISTRIBUTION OF PROCEEDS

Section 2.01          Purchase and Sale of Shares.

(a)           Golar Energy agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from Golar Energy for $379,609,999 (the “Khannur Corp Purchase Price”) and in accordance with and subject to the terms and conditions set forth in this Agreement, the Khannur Corp Shares.

(b)           Golar Energy agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from Golar Energy for $5,390,000 (the “Golar Singapore Purchase Price”) and in accordance with and subject to the terms and conditions set forth in this Agreement, the Golar Singapore Shares.

(c)           Golar agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from Golar for $1 (the “Gas Solutions Purchase Price”) and in accordance with and subject to the terms and conditions set forth in the Agreement, the Gas Solutions Shares.

(d)           Golar hereby assigns to the Partnership Golar’s right to receive any and all payments with respect to the outstanding balance of the Gas Solutions Loan as of the date of this Agreement.

Section 2.02          Closing.  On the terms and subject to the conditions of this Agreement, the sale and transfer of the Shares and payment of the Khannur Corp Purchase Price, the Golar Singapore Purchase Price and the Gas Solutions Purchase Price (together, the “Purchase Price”) shall take place on July 31, 2012 or on such other date as may be agreed upon by the Sellers and the Buyer (the “Time of Closing”).  The sale and transfer of the Shares is hereinafter referred to as the “Closing.”

Section 2.03          Place of Closing.  The Closing shall occur at a place agreed upon by the Sellers and the Buyer.

Section 2.04          Funding of Purchase Price for the Shares; Purchase Price Adjustments.

(a)           At or prior to the Time of Closing, the Partnership shall enter into a term loan agreement with Golar, as the lender (the “Loan Agreement”), pursuant to which the Partnership shall borrow from Golar on the Closing Date, $175 million.  The Loan Agreement shall be in substantially the form attached to this Agreement as Exhibit I hereto.

(b)           Immediately prior to the Time of Closing, the Partnership shall contribute an amount of cash equal to the Purchase Price to the Buyer (the “Pre-Closing Contribution”), and the Buyer shall accept the Pre-Closing Contribution as a contribution to Buyer’s capital.

(c)           Within 30 days following the Closing Date, the Buyer and the Sellers shall agree upon certain post-Closing adjustments to the Purchase Price to reflect each Party’s pro rata portion of amounts in respect of charter hire and vessel operating expenses for the period from July 1, 2012 through July 31, 2012 (collectively, the “Purchase Price Adjustments”).

(d)           Within 45 days following the Closing Date, the Sellers or the Buyer, as applicable, shall pay to the other Party an amount, in cash, equal to the aggregate of all Purchase Price Adjustments pursuant to Section 2.04(c).

Section 2.05          Distribution After the Closing.  Immediately after the Time of Closing, Golar Energy shall, subject to Applicable Law and receipt of the Khannur Corp Purchase Price and the Golar Singapore Purchase Price, pay a dividend to Golar in an amount equal to the sum of such purchase prices.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARTNERSHIP

The Buyer and the Partnership represent and warrant to the Sellers that as of the date hereof and on the Closing Date:

Section 3.01          Organization; Good Standing and Authority.  The Buyer has been duly formed and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite limited liability company power and authority to operate its assets and conduct its business as it is now being conducted.  The Partnership has been duly formed and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite limited partnership power and authority to operate its assets and conduct its business as it is now being conducted. No Insolvency Event has occurred with respect to the Buyer or the Partnership, and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.

Section 3.02          Authorization, Execution and Delivery of this Agreement.  Each of the Buyer and the Partnership has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by the Buyer or the Partnership pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on its part, and this Agreement has been duly executed and delivered by the Buyer and the Partnership and constitutes a legal, valid and binding obligation of each of the Buyer and the Partnership, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 3.03          No Conflicts.  The execution, delivery and performance by each of the Partnership and the Buyer of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) such Party’s certificate of formation, certificate of limited partnership, limited liability company agreement, limited partnership agreement or other organizational documents, as applicable; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which such Party is a party or is subject or by which any of its assets or properties may be bound; or (iii) any Applicable Laws.

Section 3.04          No Consents.  Except as have already been obtained or that will be obtained prior to the Time of Closing, no consent, permit, approval or authorization of, notice or declaration to or filing with any Governmental Authority or any other Person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by it of this Agreement or the consummation by the Buyer or the Partnership of the transactions contemplated hereunder other than the valid stamping of the stock transfer forms in respect of the Golar Singapore Shares, the delivery of which will be completed promptly following Closing., and the delivery of the appropriate share transfer documents to Khannur Corp, Golar Singapore and Gas Solutions, as applicable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represent and warrant to the Partnership and the Buyer that as of the date hereof and on the Closing Date:

Section 4.01          Organization; Good Standing and Authority.  Golar has been duly incorporated and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate capacity to operate its assets and conduct its business as described in the 1934

Act Filings.  Golar Energy has been duly incorporated and is validly existing in good standing under the laws of Bermuda and has all requisite corporate capacity to operate its assets and conduct its business.  No Insolvency Event has occurred with respect to either of the Sellers and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.

Section 4.02          Authority and Authorization; Execution and Delivery of this Agreement.  Each of the Sellers has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and all documents, instruments and agreements required to be executed and delivered by the Sellers pursuant to this Agreement in connection with the completion of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on their part, and this Agreement has been duly executed and delivered by either of the Sellers and constitutes a legal, valid and binding obligation of each of the Sellers enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 4.03          No Conflicts.  The execution, delivery and performance by each Seller of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) such Seller’s articles of association, articles of incorporation or by-laws or other organizational documents; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which such Seller is a party or is subject or by which any of its assets or properties may be bound; or (iii) any Applicable Laws.

Section 4.04          No Consents.  Except as have already been obtained or that will be obtained prior to the Time of Closing, no consent, permit, approval or authorization of, notice or declaration to or filing with any Governmental Authority or any other Person, including those related to any environmental laws or regulations, is required in connection with the execution and delivery by it of this Agreement or the consummation by the Seller of the transactions contemplated hereunder.

Section 4.05          Legal and Beneficial Title to Shares; No Encumbrances.  As of the date hereof, Golar Energy is the record owner of the Khannur Corp Shares and the registered owner of the Golar Singapore Shares and has legal and beneficial title to the Khannur Corp Shares and the Golar Singapore Shares, free and clear of any and all Encumbrances and, upon (i) conveyance on the Closing Date of the share certificates representing all of the issued and outstanding Khannur Corp Shares with a duly executed stock power and the Golar Singapore Shares with a duly executed shares transfer form and and upon the valid stamping of the shares transfer forms relating to the Golar Singapore Shares and (ii) the updating of the share registers of Khannur Corp and Golar Singapore, the Buyer will receive, legal title to the Khannur Corp Shares and the Golar Singapore Shares, free and clear of any and all Encumbrances.  As of the date hereof, Golar is the record owner of the Gas Solutions Shares and has legal and beneficial title to the Gas Solutions Shares, free and clear of any and all Encumbrances and, upon (i) conveyance on the Closing Date of the share certificates representing all of the issued and outstanding Gas Solutions Shares with a duly executed stock power, and (ii) the updating of the share register of Gas Solutions, the Buyer will receive legal title to the Gas Solutions Shares, free and clear of any and all Encumbrances.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF
THE SELLERS REGARDING THE SUBSIDIARIES

The Sellers represent and warrant to the Partnership and the Buyer that as of the date hereof and on the Closing Date:

Section 5.01          Organization; Good Standing and Authority.  Khannur Corp has been duly incorporated and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite corporate power and authority to own and operate its assets and conduct its business.  Golar Singapore has been duly incorporated and is validly existing under the laws of Singapore and has all requisite corporate power and authority to own and operate its assets and conduct its business.  Gas Solutions has been duly incorporated and is validly existing in good standing under the laws of the Republic of the Marshall Islands and has all requisite corporate power and authority to own and operate its assets and conduct its business. PTGI has been duly incorporated and is validly existing in good standing under the laws of Indonesia and has all requisite corporate power and authority to own and operate its assets and conduct its business. No Insolvency Event has occurred with respect to any Subsidiary and no events or circumstances have arisen that entitle or could entitle any person to take any action, appoint any person, commence proceedings or obtain any order instigating an Insolvency Event.  Each Subsidiary is qualified to do business, is in good standing and has all required and appropriate licenses and authorizations in each jurisdiction in which its failure to obtain or maintain such qualification, good standing, licensing or authorization would have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of such Subsidiary.

Section 5.02          Capitalization; No Options.  The Khannur Corp Shares have been duly authorized and validly issued in accordance with the articles of incorporation and by-laws or other organizational documents of Khannur Corp (the “Khannur Corp Organizational Documents”) and are fully paid and non-assessable and constitute the total authorized, issued and outstanding capital stock of Khannur Corp.  The Golar Singapore Shares have been properly allotted and validly issued in accordance with the articles of association or other organizational documents of Golar Singapore (the “Golar Singapore Organizational Documents”) and are fully paid and constitute the total issued share capital of Golar Singapore.  The Gas Solutions Shares have been duly authorized and validly issued in accordance with the articles of incorporation and by-laws or other organizational documents of Gas Solutions (the “Gas Solutions Organizational Documents”) and are fully paid and non-assessable and constitute the total authorized, issued and outstanding capital stock of Gas Solutions.  The Class B Shares have been duly authorized and validly issued in accordance with the articles of incorporation and by-laws or other organizational documents of PTGI (the “PTGI Organizational Documents” and, together with the Khannur Corp Organizational Documents, the Golar Singapore Organizational Documents and the Gas Solutions Organizational Documents, the “Organizational Documents”) and are fully paid and constitute 49% of the total authorized, issued and outstanding capital stock of PTGI.

PSU owns 100% of the issued and outstanding Class A Shares which constitute 51% of the total authorized, issued and outstanding capital stock of PTGI.  Other than as set forth in the Deed of Pledge of Shares, there are not outstanding (i) any options, warrants or other rights to purchase any capital stock or share capital of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such capital stock or share capital or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or share capital or options, warrants or other securities of any of the Subsidiaries.

Section 5.03          Organizational Documents.  The Sellers have supplied to the Buyer true and correct copies of the Organizational Documents, as amended to the Closing Date, and no amendments will be made to the Organizational Documents prior to the Closing Date without the prior written consent of the Buyer (such consent not to be unreasonably withheld).

Section 5.04          Validity of Certain Agreements.  The Sellers have supplied to the Buyer true and correct copies of the Charter, the Novation Agreement, the PSU Loan Agreement, the PTGI Shareholders’ Agreement, the Deed of Pledge of Shares, the Assignment of Dividends Agreement, the Seller’s Credit and any related documents, as amended to the Closing Date (together, the “Contracts”).  The Contracts were each duly authorized, executed and delivered by the Sellers or the Subsidiaries party thereto, as applicable, are valid and binding agreements of the Sellers or the Subsidiaries party thereto, as applicable, enforceable against such parties in accordance with their terms, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court, and, to the knowledge of the Sellers, each of the Contracts is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court.

Section 5.05          No Conflicts.  The execution, delivery and performance of this Agreement will not conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of: (i) the Organizational Documents; (ii) any Encumbrance, bond, indenture, agreement, contract, franchise license, permit or other instrument or obligation to which the any of the Subsidiaries is a party or is subject or by which any of their assets or properties may be bound; (iii) any Applicable Laws; or (iv) give any other party thereto a right to terminate any agreement or other instrument to which any of the Subsidiaries is a party or by which any of them is bound including, without limitation, the Contracts.

Section 5.06          Title to Vessel; Encumbrances.  PTGI has, and at the Time of Closing will have, good and marketable title to the Vessel, free and clear of any and all Encumbrances.

Section 5.07          Litigation.

(a)           There is no action, suit or proceeding to which any of the Subsidiaries is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against any of the Subsidiaries; and, to the best knowledge of the Sellers, there is no basis for any such action, suit or proceeding;

(b)           None of the Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of such Subsidiary; and

(c)           There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring any of the Subsidiaries to take any action of any kind with respect to its business, assets or properties.

Section 5.08          Indebtedness to and from Officers, etc.  None of the Subsidiaries will be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of any of the Sellers or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to any of the Subsidiaries.

Section 5.09          Personnel.  None of the Subsidiaries has any employees other than the crew serving on board the Vessel, to the extent such crew members are not directly employed by the Manager.

Section 5.10          Contracts and Material Agreements.  All material contracts and agreements, written or oral, to which any of the Subsidiaries is a party or by which any of their assets are bound, including the Contracts (the “Material Agreements”), have been disclosed to the Buyer.  No other contracts will be entered into by any of the Subsidiaries prior to the Closing Date without the prior consent of the Buyer (such consent not to be unreasonably withheld).

(a)           Each of the Material Agreements is a valid and binding agreement of the applicable Subsidiary enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court, and to the knowledge of the Sellers, each of the Material Agreements is a valid and binding agreement of all other parties thereto enforceable against such parties in accordance with its terms except as may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws of general application affecting the enforceability of remedies and rights of creditors and except that equitable remedies such as specific performance and injunction are in the discretion of a court;

(b)           Each of the Subsidiaries has fulfilled all material obligations required pursuant to its Material Agreements to have been performed by it prior to the date hereof and has not waived any material rights thereunder; and

(c)           There has not occurred any material default on the part of any Subsidiary under any of the Material Agreements, or to the knowledge of the Sellers, on the part of any other party thereto, nor has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any Subsidiary under any of the Material Agreements nor, to the knowledge of the Sellers, has any event occurred that with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Material Agreements.

Section 5.11          Compliance with Law.  The conduct of business by any of the Subsidiaries or the Vessel on the date hereof does not violate any Applicable Laws (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation, and the provisions of all international conventions and the rules and regulations issued thereunder applicable to the Vessel), the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Subsidiaries taken as a whole, nor have the any of the Subsidiaries received any notice of any such violation.

Section 5.12          No Undisclosed Liabilities.  Neither the Subsidiaries nor the Vessel has any Encumbrances, or other liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation), except for such liabilities or obligations arising under the Charter and other than the Encumbrances or other liabilities or obligations appearing in the ship registry of the Vessel.

Section 5.13          Disclosure of Information.  The Sellers have disclosed to the Buyer all material information on, and about, the Subsidiaries and the Vessel and all such information is true, accurate and not misleading in any material respect.  Nothing has been withheld from any materials provided by the Sellers to the Buyer in connection with the transactions contemplated by this Agreement that would render such information untrue or misleading.

Section 5.14          Insurance.  The insurance policies relating to the Vessel are set forth on Schedule A hereto, each of which is in full force and effect and, to the knowledge of the Sellers, not subject to being voided or terminated for any reason.

Section 5.15          U.S. Tax Classification.  Each Subsidiary is or prior to Closing will be classified for United States federal income tax purposes as an entity disregarded as separate from Seller pursuant to Treas. Reg. Sections 301.7701-2 and 301.7701-3. Neither Golar, Golar Energy nor any of the Subsidiaries will take any action to change the U.S. federal income tax classification of any of the Subsidiaries.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF
THE SELLERS REGARDING THE VESSEL

The Sellers represent and warrant to the Partnership and the Buyer that on the date hereof and on the Closing Date:

Section 6.01          Flag.  The Vessel is properly registered in the name of PTGI under and pursuant to the flag and law of The Republic of Indonesia and all fees due and payable in connection with such registration have been paid.

Section 6.02          Classification.  The Vessel is entered with Det Norske Veritas and PT Biro Klasifikasi Indonesia Persero.  The Vessel is in class without any recommendations or notation as to class or other requirement of the relevant classification society.

Section 6.03          Maintenance.  The Vessel has been maintained in a proper and efficient manner in accordance with internationally accepted standards for good ship maintenance, is in good operating order, condition and repair and is seaworthy and all repairs made to the Vessel during the last two years and all known scheduled repairs due to be made and all known deficiencies have been disclosed to the Buyer.

Section 6.04          Liens.  The Vessel is not (i) under arrest or otherwise detained, (ii) other than in the ordinary course of business, in the possession of any Person (other than her master and crew) or (iii) subject to a possessory lien.

Section 6.05          Safety.  The Vessel is supplied with valid and up-to-date safety, safety construction, safety equipment, radio, loadline, health, tonnage, trading and other certificates or documents as may for the time being be prescribed by the law of The Republic of Indonesia or of any other pertinent jurisdiction, or that would otherwise be deemed necessary by a shipowner acting in accordance with internationally accepted standards for good ship management and operations.

Section 6.06          No Blacklisting or Boycotts.  No blacklisting or boycotting of any type has been applied or currently exists against or in respect of the Vessel.

Section 6.07          No Options.  Other than as set forth in Article 43 of the Charter, there are not outstanding any options or other rights to purchase the Vessel.

Section 6.08          Solvency of Performance Guarantor.  No event of insolvency has occurred with respect to Golar Energy that would prevent Golar Energy from performing its duties under the Indonesian Owner Guarantee, dated April 12, 2012 between Golar Energy and the Charterer (the “Indonesian Owner Guarantee”).

ARTICLE VII

PRE-CLOSING MATTERS AND COVENANTS

Section 7.01          Covenants of the Sellers Prior to the Closing.  From the date of this Agreement to the Closing Date, each of the Sellers shall cause the Subsidiaries to conduct their businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted.  Neither of the Sellers shall and/or permit the Subsidiaries to take any action that would result in any of the conditions to the purchase and sale of the Shares set forth in Article VIII not being satisfied.  In addition, each of the Sellers hereby agrees and covenants that it:

(a)           shall cooperate with the Buyer and the Partnership and use its reasonable best efforts to obtain, at or prior to the Closing Date, any consents required in respect of the transfer of the rights and benefits under the Material Agreements;

(b)           shall use its reasonable best efforts to take or cause to be taken promptly all actions and to do or cause to be done all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the Buyer and the Partnership in connection with the foregoing, including using all reasonable best efforts to obtain all necessary consents, approvals and authorizations from each Governmental Authority and each other Person that are required to consummate the transaction contemplated under this Agreement;

(c)           shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Shares and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby;

(d)           shall not amend, alter or otherwise modify or permit any amendment, alteration or modification of any material provision of or terminate the Charter or any of the other Material Agreements prior to the Closing Date without the prior written consent of the Buyer, such consent not to be unreasonably withheld or delayed;

(e)           shall not exercise or permit any exercise of any rights or options contained in the Charter, without the prior written consent of the Buyer, not to be unreasonably withheld or delayed;

(f)            shall observe and perform in a timely manner, all of its covenants and obligations under the Charter, if any, and in the case of a default by another party thereto, it shall forthwith advise the Buyer of such default and shall, if requested by the Buyer, enforce all of its rights under the Charter in respect of such default;

(g)           shall not cause or, to the extent reasonably within its control, permit any Encumbrances to attach to the Vessel; and

(h)           shall permit representatives of the Buyer and the Partnership to make, prior to the Closing Date, at the Buyer’s risk and expense, such searches, surveys, tests and inspections of the Vessel as the Buyer and the Partnership may deem desirable; provided, however, that such surveys, tests or inspections shall not damage the Vessel or interfere with the activities of the Seller or the Charterer thereon and that the Buyer shall furnish the Seller with evidence that the Buyer has adequate liability insurance in full force and effect.

Section 7.02          Covenants of the Buyer and the Partnership Prior to the Closing.  The Buyer and the Partnership hereby agree and covenant that during the period of time after the date of the Agreement and prior to the Closing Date, the Buyer and the Partnership shall, in respect of the Shares to be transferred on the Closing Date, take, or cause to be taken, all necessary limited liability company or partnership action, steps and proceedings to approve or authorize validly and effectively the purchase and sale of the Shares and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby.

Section 7.03           Covenant of Golar After the Closing.  Until such time as the Guaranteed Obligations are discharged, Golar will maintain, or cause to be maintained, at all times, the solvency of Golar Energy.

ARTICLE VIII

CONDITIONS OF CLOSING

Section 8.01           Conditions of the Parties.  The obligation of the Sellers to sell the Shares and the obligation of the Buyer to purchase the Shares is subject to the satisfaction (or waiver by each of the Sellers and the Buyer) on or prior to the Closing Date of the following conditions:

(a)           The Sellers shall have received any and all written consents, permits, approvals or authorizations of any Governmental Authority or any other Person (including, but not limited to, with respect to the Golar LNG Partners Credit Facility) and shall have made any and all notices or declarations to or filing with any Governmental Authority or any other Person, including those related to any environmental laws or regulations, required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder, including the transfer of the Shares;

(b)           No legal or regulatory action or proceeding shall be pending or threatened by any Governmental Authority to enjoin, restrict or prohibit the purchase and sale of the Shares; and

(c)           Golar and the Partnership shall have entered into the Loan Agreement.

Section 8.02           Conditions of the Sellers.  The obligation of the Sellers to sell the Shares is subject to the satisfaction (or waiver by the Sellers) on or prior to the Closing Date of the following conditions:

(a)           The representations and warranties of the Buyer and the Partnership made in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b)           The Buyer and the Partnership shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Buyer and the Partnership by the Closing Date; and

(c)           All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Sellers and their counsel, and the Sellers shall have received copies of all such documents and other evidence as they may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

Section 8.03           Conditions of the Buyer.  The obligation of the Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by the Buyer) on or prior to the Closing Date of the following conditions:

(a)           The representations and warranties of the Sellers in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date);

(b)           The Sellers shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Sellers by the Closing Date;

(c)           The results of the searches, surveys, tests and inspections of the Vessel referred to in Section 7.01(h) of this Agreement are reasonably satisfactory to the Buyer;

(d)           The Buyer shall have obtained the funds necessary to consummate the purchase of the Shares, and to pay all related fees and expenses; and

(e)           All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer shall have received copies of all such documents and other evidence as it or its counsel may reasonably request in order to establish the consummation of such transaction and the taking of all proceedings in connection therewith.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01           Termination of Agreement.  Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the purchase and sale of the Shares contemplated by this Agreement abandoned at any time prior to the Closing:

(a)           by mutual written consent of the Sellers and the Buyer;

(b)           by the Sellers if any of the conditions set forth in Section 8.01 and Section 8.02 shall have become incapable of fulfillment, and shall not have been waived by the Seller; or

(c)           by the Buyer if any of the conditions set forth in Section 8.01 and Section 8.03 shall have become incapable of fulfillment, and shall not have been waived by the Buyer;

provided, however, that the Party seeking termination pursuant to clause (b) or (c) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 9.02           Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each Party hereto.  By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE X

INDEMNIFICATION

Section 10.01         Indemnity by the Sellers.  Following the Closing, the Sellers shall, jointly and severally, be liable for, and shall indemnify, defend and hold harmless the Partnership, the Buyer and each of their respective officers, directors, employees, agents and representatives (the “Buyer Indemnitees”) from and against:

(a)           any Losses, suffered or incurred by such Buyer Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, either Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by either Seller;

(b)           any fees, expenses or other payments incurred or owed by the Sellers to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transaction contemplated by this Agreement;

(c)           any Losses, suffered or incurred by such Buyer Indemnitee by reason of the Acceptance Conditions (as such term is defined in the Charter) not being satisfied;

(d)           any Losses, suffered or incurred by such Buyer Indemnitee as a result of any offhire time and repair costs associated with the Acceptance Tests (as such term is defined in the Charter); and

(e)           any Losses, suffered or incurred by such Buyer Indemnitee in connection with any claim for the repayment of hire or damages for periods prior to the Closing; and

(f)            any Losses, suffered or incurred by such Buyer Indemnitee after the Closing that are characterized as capital costs.

Section 10.02         Indemnity by the Buyer.  Following the Closing, the Buyer shall indemnify the Sellers and their affiliates and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses, suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, breach of any representation or warranty, or a failure to perform or observe fully any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

Section 10.03         Indemnity under the Omnibus Agreement.  Notwithstanding any provision herein to the contrary, Golar Energy shall provide the indemnification to the Buyer Indemnitees as provided in Section 7.2(c)(ii) of the Omnibus Agreement.

ARTICLE XI

SATISFACTION OF CERTAIN INTERCOMPANY BALANCES

Section 11.01         Golar Receivables.  Golar hereby acknowledges that, upon receipt of the Gas Solutions Purchase Price, all amounts payable to Golar by Khannur Corp, Gas Solutions, Golar Singapore and PTGI will be extinguished.

Section 11.02         Golar Energy Receivables.  Golar Energy hereby acknowledges that, upon receipt of the Khannur Corp Purchase Price and the Golar Singapore Purchase Price, all amounts payable to Golar Energy by Khannur Corp, Golar Singapore and PTGI will be extinguished.

ARTICLE XII

MISCELLANEOUS

Section 12.01         Further Assurances.  From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with Applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests distributed, contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 12.02         Powers of Attorney.

(a)           Golar hereby constitutes and appoints Georgina Sousa, Brian Tienzo or Osman Ilyas (the “Golar Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Golar and its successors and assigns, and for the benefit of the Golar Attorney-in-Fact to demand and receive from time to time the Shares conveyed by this Agreement (or intended so to be) and to execute in the name of Golar and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Golar for the benefit of the Golar Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Golar Attorney-in-Fact may deem proper in order to (i) collect, assert or enforce any claims, rights or titles of any kind in and to the Shares, (ii) defend and compromise any and all actions, suits or proceedings in respect of the Shares, and (iii) do any and all such acts and things in furtherance of this Agreement as the Golar Attorney-in-Fact shall deem advisable.  Golar hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Golar or its successors or assigns or by operation of law.

(b)           The Partnership hereby constitutes and appoints Georgina Sousa (the “Partnership Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the Partnership and its successors and assigns, and for the benefit of the Partnership Attorney-in-Fact to demand and receive from time to time the Shares conveyed by this Agreement (or intended so to be) and to execute in the name of the Partnership and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the Partnership for the benefit of the Partnership Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Partnership Attorney-in-Fact may deem proper in order to (i) collect, assert or enforce any claims, rights or titles of any kind in and to the Shares, (ii) defend and compromise any and all actions, suits or proceedings in respect of any of the Shares, and (iii) do any and all such acts and things in furtherance of this Agreement as the Partnership Attorney-in-Fact shall deem advisable.  The Partnership hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Partnership or its successors or assigns or by operation of law.

(c)           The Buyer hereby constitutes and appoints Georgina Sousa (the “Buyer Attorney-in-Fact”) as its true and lawful attorney-in-fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of the Buyer and its successors and assigns, and for the benefit of the Buyer Attorney-in-Fact to demand and receive from time to time the Shares conveyed by this Agreement (or intended so to be) and to execute in the name of the Buyer and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of the Buyer for the benefit of the Buyer Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Buyer Attorney-in-Fact may deem proper in order to (a) collect, assert or enforce any claims, rights or titles of any kind in and to the Shares, (b) defend and compromise any and all actions, suits or proceedings in respect of any of the Shares, and (c) do any and all such acts and things in furtherance of this Agreement as the Buyer Attorney-in-Fact shall deem advisable.  The Buyer hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of the Buyer or its successors or assigns or by operation of law.

(d)           Golar Energy hereby constitutes and appoints Roger Swan or Blake Blackwell (the “Golar Energy Attorney-in-Fact”) as its true and lawful attorney in fact with full power of substitution for it and in its name, place and stead or otherwise on behalf of Golar Energy and its successors and assigns, and for the benefit of the Golar Energy Attorney-in-Fact to demand and receive from time to time the Shares conveyed by this Agreement (or intended so to be) and to execute in the name of Golar Energy and its successors and assigns instruments of conveyance, instruments of further assurance and to give receipts and releases in respect of the same, and from time to time to institute and prosecute in the name of Golar Energy for the benefit of the Golar Energy Attorney-in-Fact, any and all proceedings at law, in equity or otherwise which the Golar Energy Attorney-in-Fact may deem proper in order to (i) collect, assert or enforce any claims, rights or titles of any kind in and to the Shares, (ii) defend and compromise any and all actions, suits or proceedings in respect of any of the Shares, and (iii) do any and all such acts and things in furtherance of this Agreement as the Golar Energy Attorney-in-Fact shall deem advisable.  Golar Energy hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by any act of Golar Energy or its successors or assigns or by operation of law.

Section 12.03         Headings; References; Interpretation.  All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 12.04         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 12.05         No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 12.06         Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

Section 12.07         Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Shares are located, shall apply.

Section 12.08         Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement.  Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 12.09         Integration.  This Agreement, the Schedules hereto and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter hereof.  This Agreement, the Schedules hereto and the instruments referenced herein contain the entire understanding of the Parties with respect to the subject matter hereof and thereof.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

Section 12.10         No Broker’s Fees.  No one is entitled to receive any finder’s fee, brokerage, or other commission in connection with the purchase of the Shares or the consummation of the transactions contemplated by this Agreement.

Section 12.11         Notices.  All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur.  Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Party in the manner provided in this Section 12.11.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS HEREOF, each of the Parties hereto has caused this Agreement to be signed as of the date first above written.

GOLAR LNG LIMITED

By:	/s/ Georgina Sousa
Name:	Georgina Sousa
Title:	Secretary

Address for Notice:
Par-la-Ville Place,
14 Par-la-Ville Road
Hamilton, HM08
Bermuda
Phone
Fax:
Attention:

GOLAR LNG ENERGY LIMITED

By:	/s/ Georgina Sousa
Name:	Georgina Sousa
Title:	Secretary

Address for Notice:
Par-la-Ville Place,
14 Par-la-Ville Road
Hamilton, HM08
Bermuda
Phone
Fax:
Attention:

GOLAR LNG PARTNERS LP

By:	/s/ Graham Robjohns
Name:	Graham Robjohns
Title:	Principal Executive Officer

Address for Notice:
c/o Golar Management Limited
13th Floor
One America Square
17 Crosswall
London EC3N 2LB
England
Phone
Fax:
Attention:

GOLAR PARTNERS OPERATING LLC
By: Golar LNG Partners LP, its sole member

By:	/s/ Graham Robjohns
Name:	Graham Robjohns
Title:	Principal Executive Officer

Address for Notice:
c/o Golar Management Limited
13th Floor
One America Square
17 Crosswall
London EC3N 2LB
England
Phone
Fax:
Attention:

SCHEDULE A

INSURANCE

Nusantara Regas Satu - Insurance Schedule

Vessel	Hull Value	Hull Int. Insured Value	Freight Int. Insured Value	War Risks Insured Value	Loss of Hire Daily Amount	No of days	Deductible	Sum Insured

Nusantara Regas Satu (FSRU)	214,000,000	53,000,000	53,000,000	320,000,000	148,000	240 days	30 days	35,520,000

Golar LNG Limited

0

Interest:	Share	Company	Expiry

Hull & Machinery:	22.50%	Gard AS	10th July 2012	Market I	Upfront PB/CC 12,5% if LR < 25%, 7,5% of LR < 40%, 5% if LR<60%
	5.00%	Codan Forsikring AS	10th July 2012	“	“
	2.50%	HDI Gerling	10th July 2012	“	“
	2.50%	Swedish Club	10th July 2012	“	“
	41.50%	Lloyds and London cos	10th July 2012	Market II	PB/CC 15% if LR < 25%, 7,5% of LR < 40%, 5% if LR<60%
	7.50%	Mitsui Sumitomo Insurance Company	10th July 2012	Market III	Upfront PB/CC 15% if LR < 50%
	6.00%	Navigators Insurance Co.,	10th July 2012	Market IV	Upfront PB/CC 15% if LR < 40%,
	2.50%	New York Marine & General Insurance Co.	10th July 2012	“	“
	10.00%	Allianz M&A France	10th July 2012	Market V	Upfront PB/CC 17,5% if LR < 50%
	100.00%

Hull Interest /	25.00%	Gard AS	10th July 2012	Market I
Freight Interest	12.50%	Codan Forsikring AS	10th July 2012	“
	2.50%	New York Marine & General Insurance Co.	10th July 2012	“
	10.00%	Allianz M&A France	10th July 2012	Market II
	50.00%	Lloyds Underwriters, London	10th July 2012	Market III
	100.00%

Loss of Hire	60.00%	Gard AS	10th July 2012	Market I	Upfront PB/CC 10% if LR < 25%
	10.00%	Codan Forsikring AS	10th July 2012	“	“
	10.00%	New York Marine & General Insurance Co.	10th July 2012	“	“
	15.00%	Swedish Club	10th July 2012	Market II	Upfront PB/CC 10% if LR < 25%
	5.00%	Allianz M&A France	10th July 2012	Market III	Upfront PB/CC 17,5% if LR < 50%
	100.00%

					LoH Deductible days*
War Risks	100.00%	The Norwegian War Risks Club	31st Dec 2012		FSRU	Trading vessels
P&I and FDD		Skuld / Gard	20th Feb 2013		30/180/180	14(30)/180/180

		P&I deductible	Gard	Skuld
		Crew	10,000	7,500
		Crew, Scandinavian and Spanish	10,000	10,000
		Cargo	100,000	100,000
		General Average	10,000	15,000
		Collission	40,000	40,000
		All other P&I	10,000	15,000
		CGL (Spirit and Winter)	100,000
		ECL (Freeze)		25,000

		FDD	2,500	7,500	(25% of total costs, but minimum as stated)

		LOH Deductible*
		The (30) days deductible under LOH is for Machinery Damage And Tank Related Damages to vessels with membrane type design

Additional Covers:
Golar Frost	Ext crew cover - USD 7.000 based on 5 persons as per 20th Feb 2012

EXHIBIT I

FORM OF LOAN AGREEMENT

Exhibit I

Date                July 2012

GOLAR LNG LIMITED

as Lender

-and-

GOLAR LNG PARTNERS L.P.

as Borrower

LOAN AGREEMENT

relating to term loan facility of up to

US$175,000,000

Watson, Farley & Williams

London

I-1

INDEX

Clause		Page

1	INTERPRETATION	1

2	FACILITY	2

3	DRAWDOWN	2

4	INTEREST AND DEFAULT INTEREST	2

5	REPAYMENT, PREPAYMENT AND CANCELLATION	3

6	CONDITION PRECEDENT	3

7	REPRESENTATIONS AND WARRANTIES	3

8	UNDERTAKINGS	4

9	PAYMENTS AND CALCULATIONS	4

10	EVENTS OF DEFAULT	4

11	COSTS	6

12	INDEMNITIES	6

13	NO SET-OFF OR TAX DEDUCTION	6

14	ILLEGALITY	7

15	TRANSFERS	7

16	NOTICES	8

17	SUPPLEMENTAL	9

18	LAW AND JURISDICTION	9

SCHEDULE 1 DRAWDOWN NOTICE		11

EXECUTION PAGE		12

THIS AGREEMENT is made on               July 2012

BETWEEN

(1)                                  GOLAR LNG LIMITED, a company incorporated in Bermuda whose registered office is at 14 Par La Ville Place, Par La Ville Road, Hamilton, Bermuda (the “Lender”); and

(2)                                  GOLAR LNG PARTNERS L.P., a limited partnership formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Borrower)”.

IT IS AGREED as follows:

1                                         INTERPRETATION

1.1                               Definitions.  In this Agreement:

“Availability Period” means the period commencing on the date of this Agreement and ending on:

(a)                                  31 July 2012 or such later date as the Lender may agree; or

(b)                                 if earlier, the Drawdown Date or the date on which the Lender’s obligation to make the Loan is cancelled or terminated;

“Business Day”  means a day on which banks are open in London and, in respect of a day on which a payment is required to be made under this Agreement, also in New York City;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means the date requested by the Borrower for the Loan to be made, or (as the context requires) the date on which the Loan is actually made;

“Drawdown Notice” means a notice in the form set out in Schedule 1 (or in any other form approved by the Lender);

“Event of Default” means any of the events or circumstances described in Clause 10.1;

“Loan” means the principal amount for the time being outstanding under this Agreement;

“Nordea Facility Agreement” means the facility agreement dated 29 September 2008 (as amended and supplemented to date) and made between (i) the Borrower as borrower, (ii) the banks and financial institutions listed in Schedule 1 thereto as lenders, (iii) Nordea Bank Norge ASA, DNB Bank ASA (formerly DnB NOR Bank ASA), Citigroup Global Markets Limited, BNP Paribas and Lloyds TSB Bank plc as lead arrangers, (iv) Nordea Bank Finland plc, DNB Bank ASA (formerly DnB NOR Bank ASA), Citibank N.A., BNP Paribas and Lloyds TSB Bank plc as swap banks, (v) Nordea Bank Norge ASA as facility agent (the “Facility Agent”), (vi) Nordea Bank Norge ASA as security agent and (vii) Citigroup Global Markets Limited as bookrunner, in respect of a loan facility to the Borrower of up to US$285,000,000; and

“Repayment Date” means the date on which the Loan is to be repaid in accordance with Clause 5.

1.2                               Clause references.  References in this Agreement to Clauses are, unless otherwise specified, references to clauses of this Agreement.

1.3                               References to persons.  References to “person” or “persons” or to words importing persons include, without limitation, individuals, firms, corporations, government agencies, committees, departments, authorities and other bodies, incorporated or unincorporated, whether having distinct legal personality or not.

1.4                               Clause headings.  Clause headings are for ease of reference only.

2                                         FACILITY

2.1                               Amount of facility.  Subject to the other provisions of this Agreement, the Lender shall make a loan facility not exceeding $175,000,000 available to the Borrower.

2.2                               Purpose of facility.  The Borrower undertakes to use the Loan to finance the purchase by it of all of the shares in Golar LNG (Singapore) Pte. Ltd., Golar Khannur Corporation and Gas Solutions Corp. and for general working capital requirements.

3                                         DRAWDOWN

3.1                               Request for advance of Loan.  Subject to the following conditions, the Borrower may request the Loan to be made by ensuring that the Lender receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 1 Business Day prior to the intended Drawdown Date.

3.2                               Availability.  The conditions referred to in Clause 3.1 are that:

(a)                                  a Drawdown Date has to be a Business Day during the Availability Period; and

(b)                                 the amount of the Loan shall not exceed $175,000,000.

3.3                               Drawdown Notice irrevocable.  A Drawdown Notice must be signed by an officer of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.4                               Disbursement of Loan.  Subject to the provisions of this Agreement, the Lender shall on the Drawdown Date make the Loan to the Borrower; and payment to the Borrower shall be made to the account which the Borrower specifies in the Drawdown Notice.

4                                         INTEREST AND DEFAULT INTEREST

4.1                               Interest.  The Borrower shall pay interest on the amount of the Loan at a fixed rate of 6.75 per cent. per annum (accruing daily) payable quarterly in arrears from the Drawdown Date until and including the Repayment Date.

4.2                               Payment of default interest on overdue amounts.  The Borrower shall pay interest in accordance with the following provisions of this Clause 4 on any amount payable by the Borrower under this Agreement which the Lender does not receive on or before the Repayment Date or, if payable on demand, the date on which the demand is served or, if immediately due and payable under this Agreement, the date on which it became immediately due and payable.

4.3                               Default rate of interest.  Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate of 2 per cent. per annum.

4.4                               Payment of accrued default interest.  Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined.

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4.5                               Compounding of default interest.  Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

5                                         REPAYMENT, PREPAYMENT AND CANCELLATION

5.1                               Repayment of Loan.  The Borrower shall repay the Loan in full together with any other sums owing by the Borrower to the Lender under, or in respect of, this Agreement on the date falling 3 years after the Drawdown Date.

5.2                               Voluntary prepayment.  The Borrower may prepay the whole or part only of the Loan on giving at least 10 days’ prior written notice to the Lender.

5.3                               Effect of notice of prepayment.  A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

5.4                               Mandatory prepayment.  The Borrower shall be obliged to prepay the whole of the Loan if, after it has directly or indirectly become the legal and/or beneficial owner of m.v. “Nusantara Regas Satu” (ex- “Khannur”), it enters into another acquisition with the Lender or with any other party on or before the date such acquisition is completed, unless the Lender agrees at such time to refinance the Loan on such terms and subject to such conditions as the Lender may agree with the Borrower acting in good faith.

5.5                               Amounts payable on prepayment.  A prepayment shall be made together with any amount payable under this Agreement in respect of the amount prepaid.

5.6                               No reborrowing.  No amount prepaid may be reborrowed.

6                                         CONDITION PRECEDENT

6.1                               Condition.  The Lender’s obligation to make the Loan is subject to the condition that, on the Drawdown Date, but prior to the making of the Loan, no Event of Default has occurred and is continuing or would result from the borrowing of the Loan.

7                                         REPRESENTATIONS AND WARRANTIES

7.1                               Borrower’s representations and warranties.  The Borrower represents and warrants to the Lender that the following statements are, at the date hereof, true and accurate:

(a)                                  it is duly formed with limited liability under the laws of the Republic of the Marshall Islands and has full power and authority to enter into and perform its obligations under this Agreement;

(b)                                 the execution, delivery and performance of this Agreement:

(i)                                     have been duly authorised by all necessary corporate action on its part; and

(ii)                                  do not contravene any applicable law, regulation or order binding on it or any of its assets or its constitutional documents;

(c)                                  the execution, delivery and performance by it of this Agreement does not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any relevant governmental authority or agency, except such as have been obtained and are in full force and effect; and

(d)                                 this Agreement constitutes its legal, valid and binding obligations.

3

7.2                               Survival of representations and warranties.  The representations and warranties given in this Clause 7 shall survive the execution of this Agreement.

8                                         UNDERTAKINGS

8.1                               General.  The Borrower undertakes with the Lender to comply with the following provisions of this Clause 8 at all times whilst it has any outstanding obligations or liabilities under this Agreement, except as the Lender may otherwise permit.

8.2                               Notification of Event of Default.  The Borrower will promptly inform the Lender of any event which constitutes or may constitute an Event of Default or which may adversely affect the Borrower’s ability to perform its obligations under this Agreement.

8.3                               Information.  The Borrower will deliver to the Lender such financial or other information in respect of its business and financial status as the Lender may reasonably require including, but not limited to, copies of its unaudited quarterly financial statements and of its audited annual financial statements.

8.4                               Financial covenants.  The Borrower undertakes with the Lender to comply with the provisions of clause 8.4 of the Nordea Facility Agreement (as may be amended from time to time) as if those provisions (except for the last paragraph of clause 8.4.4) and the relevant definitions contained in clause 1 of the Nordea Facility Agreement (as may be amended from time to time) were set out herein in full, except references to “the Creditors”, “the Facility Agent” shall be to “the Lender” and with any other necessary consequential modifications, as such provisions may be amended upon review by the Facility Agent in accordance with the last paragraph of clause 8.4.4.

9                                         PAYMENTS AND CALCULATIONS

9.1                               Currency and method of payments All payments to be made by the Borrower to the Lender under this Agreement shall be made to the Lender:

(a)                                  by not later than 11.00 a.m. (New York City time) on the due date;

(b)                                 in same day Dollar funds; and

(c)                                  to such account of the Lender as the Lender may from time to time notify to the Borrower.

9.2                               Payment on non-Business Day.  If any payment by the Borrower under this Agreement would otherwise fall due on a day which is not a Business Day:

(a)                                  the due date shall be extended to the next succeeding Business Day; or

(b)                                 if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day.

9.3                               Basis for calculation of periodic payments.  Interest and default interest shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

10                                  EVENTS OF DEFAULT

10.1                        Events of Default.  An Event of Default occurs if:

(a)                                  the Borrower fails to pay when due any sum payable under this Agreement unless such failure is due to a technical breakdown or communication error in which case the

4

Borrower shall rectify such non-payment within 3 Business Days of it having been notified of the missed payment by the Lender; or

(b)                                 any breach by the Borrower occurs of any provision of this Agreement (other than a breach covered by paragraph (a)) which, in the opinion of the Lender, is capable of remedy and which continues unremedied 10 Business Days after receipt by the Borrower of a written request from the Lender that the breach be remedied; or

(c)                                  any information given by the Borrower to the Lender in relation to this Agreement proves to be misleading or materially inaccurate or incorrect when made; or

(d)                                 any other loan, guarantee or other obligation of the Borrower exceeding $10,000,000 is declared (or is capable of being declared) by the relevant creditor or creditors due prematurely due to a default, to non-payment or any security in respect thereof becomes enforceable; or

(e)                                  a lien, arrest, distress or similar event is levied upon or against any substantial part of the assets of the Borrower which is not discharged or disputed in good faith within 10 Business Days after the Borrower has become aware of the same; or

(f)                                    a substantial part of the Borrower’s business or assets is destroyed, abandoned, seized, appropriated or forfeited for any reason; or

(g)                                 any order shall be made by any competent court or resolution passed by the Borrower for the appointment of a liquidator, administrator or receiver of, or for the winding-up of, the Borrower; or

(h)                                 an encumbrancer takes possession of or a receiver is appointed of the whole or, in the opinion of the Lender, any material part of the assets of the Borrower or a distress, execution or other process is levied or enforced upon or sued out against the whole or, in the opinion of the Lender, a material part of the assets of the Borrower; or

(i)                                     the Borrower shall stop payment or shall be unable to, or shall admit inability to, pay its debts as they fall due, or shall be adjudicated or found bankrupt or insolvent, or shall enter into any composition or other arrangement with its creditors generally; or

(j)                                     any event shall occur which under the law of any jurisdiction to which the Borrower is subject has an effect equivalent or similar to any of the events referred to in Clause 10.1(g), (h) or (i); or

(k)                                  the Borrower ceases or suspends or threatens to cease or suspend the carrying on of its business or a part of its business or disposes of or threatens to dispose of a substantial part of its business or assets which, in the opinion of the Lender, is material in the context of this Agreement; or

(l)                                     it becomes unlawful for the Borrower to fulfil its obligations under this Agreement; or

(m)                               Golar GP LLC ceases to be the General Partner of the Borrower; or

(n)                                 the constitutional documents of the Borrower are amended or varied in any way which is, in the reasonable opinion of the Lender, adverse to its interests in connection with this Agreement.

10.2                        Actions following an Event of Default.  On, or at any time after, the occurrence of an Event of Default the Lender may:

(a)                                  serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Agreement are cancelled; and/or

5

(b)                                 serve on the Borrower a notice stating that the Loan, any accrued interest and default interest, and all other amounts owing under this Agreement, are immediately due and payable or are due and payable on demand; and/or

(c)                                  take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Lender is entitled to take under this Agreement or any applicable law.

10.3                        Termination of obligations.  On the service of a notice under Clause 10.2(a), all the obligations of the Lender to the Borrower under this Agreement shall terminate.

10.4                        Acceleration of Loan.  On the service of a notice under Clause 10.2(b), the Loan and all other amounts accrued or owing from the Borrower under this Agreement shall become immediately due and payable or, as the case may be, payable on demand.

11                                  COSTS

11.1                        Costs.  The Borrower shall pay all reasonable costs incurred by the Lender in connection with the preparation of this Agreement and any and all other costs incurred by the Lender in connection with the facility provided pursuant to this Agreement.

12                                  INDEMNITIES

12.1                        Indemnities regarding the borrowing and repayment of Loan.  The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)                                  the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

(b)                                 the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the Repayment Date or other relevant date;

(c)                                  any failure (for whatever reason) by the Borrower to make payment of any amount due under this Agreement on the due date or, if so payable, on demand; and

(d)                                 the occurrence of an Event of Default and/or the acceleration of repayment of the Loan under Clause 10,

and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under this Agreement.

12.2                        Breakage costs.  Without limiting its generality, Clause 12.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by the Lender in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount).

13                                 NO SET-OFF OR TAX DEDUCTION

13.1                        No deductions.  All amounts due from the Borrower under this Agreement shall be paid:

(a)                                  without any form of set-off, cross-claim or condition; and

6

(b)                                 free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.

13.2                        Grossing-up for taxes.  If the Borrower is required by law to make a tax deduction from any payment:

(a)                                  the Borrower shall notify the Lender as soon as it becomes aware of the requirement;

(b)                                 the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

(c)                                  the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

13.3                        Exclusion of tax on overall net income.  In this Clause 13  “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on the Lender’s overall net income.

14                                  ILLEGALITY

14.1                        Illegality.  This Clause 14 applies if the Lender notifies the Borrower that it has become, or will with effect from a specified date, become:

(a)                                  unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)                                 contrary to, or inconsistent with, any regulation,

for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

14.2                        Notification and effect of illegality.  On the Lender notifying the Borrower under Clause 14.1, the Commitment shall terminate; and thereupon or, if later, on the date specified in the Lender’s notice under Clause 14.1 as the date on which the notified event would become effective the Borrower shall prepay the Loan in full.

14.3                        Mitigation.  If circumstances arise which would result in a notification under Clause 14.1 then, without in any way limiting the rights of the Lender under Clause 14.2, the Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement to a subsidiary not affected by the circumstances but the Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)                                  have an adverse effect on its business, operations or financial condition; or

(b)                                 involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)                                  involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

15                                  TRANSFERS

15.1                        No Transfers.  Neither party may, without the consent of the other party, transfer any of its rights, liabilities or obligations under this Agreement.

7

16                                  NOTICES

16.1                        General.  Unless otherwise specifically provided, any notice under or in connection with this Agreement shall be given by letter or fax and shall be effective upon receipt; and references in this Agreement to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

16.2                        Addresses for communications.  A notice by letter or fax shall be sent:

(a)	to the Lender:

Golar LNG Limited
P O Box HM1593
Par La Ville Place, 4th Floor
Par La Ville Road
Hamilton
HM9X Bermuda

	Fax:	+441 295 3494
	Attention:	The President

with a copy to:

Golar Management Ltd
13th Floor, One America Square
17 Crosswall
London EC3N 2LB

	Fax:	+44(0) 20 7063 7901
	Attention:	Chief Accounting Officer

(b)	to the Borrower:

c/o Golar LNG Limited
P O Box HM1593
Par La Ville Place, 4th Floor
Par La Ville Road
Hamilton
HM9X Bermuda

	Fax:	+441 295 3494
	Attention:	The President

with a copy to:

Golar Management Ltd
13th Floor, One America Square
17 Crosswall
London EC3N 2LB

	Fax:	+44(0) 20 7063 7901
	Attention:	Chief Accounting Officer

or to such other address as the relevant party may notify the other.

8

17                                  SUPPLEMENTAL

17.1                        Rights cumulative.  The rights and remedies which this Agreement gives to the Lender are:

(a)                                  cumulative;

(b)                                 may be exercised as often as appears expedient; and

(c)                                  shall not, unless explicitly and specifically stated so, be taken to exclude or limit any right or remedy conferred by any law.

17.2                        Severability.  If any provision of this Agreement is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Agreement.

17.3                        Third party rights.  A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

18                                  LAW AND JURISDICTION

18.1                        English law.  This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

18.2                        Exclusive English jurisdiction.  Subject to Clause 18.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

18.3                        Choice of forum for the exclusive benefit of the Lender.  Clause 18.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a)                                  to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)                                 to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.

18.4                        Process agent.  The Borrower irrevocably appoints Golar Management Ltd at its registered office for the time being, presently at 13th Floor, One America Square, 17 Crosswall, London EC3N 2LB, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

18.5                        Lender’s rights unaffected.  Nothing in this Clause 18 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

18.6                        Meaning of “proceedings”.  In this Clause 18, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement).

9

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

10

SCHEDULE 1

DRAWDOWN NOTICE

To:          Golar LNG Limited,

14 Par La Ville Place,

Par La Ville Road,

Hamilton, Bermuda

Attention: The President

Cc:          Golar Management Ltd

13th Floor, One America Square

17 Crosswall

London EC3N 2LB

Attention: Chief Accounting Officer

[•] 2012

1                                         We refer to the loan agreement (the “Loan Agreement”) dated [•] July 2012 and made between us as Borrower and you as Lender in connection with a term loan facility of up to US$175,000,000.  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2                                         We request to borrow as follows:-

(a)                                  Amount: US$175,000,000;

(b)                                 Drawdown Date:  [•];

(c)                                  Payment instructions : account in our name and numbered [•] with [•] of [•].

3                                         We represent and warrant that no Event of Default or has occurred or will result from the borrowing of the Loan.

4                                         We confirm that we will indemnity you against any loss or expense which you may sustain or incur as a consequence of the Loan not being drawn, including but not limited to any loss or expenses incurred by you to fund the Loan.

5                                         This notice cannot be revoked without the prior consent of the Lender.

Yours faithfully

Name:
Title:
for and on behalf of
GOLAR LNG PARTNERS L.P.

11

EXECUTION PAGE

BORROWER

SIGNED by	)
)
for and on behalf of	)
GOLAR LNG LIMITED	)
in the presence of:	)

LENDER

SIGNED by	)
)
for and on behalf of	)
GOLAR LNG PARTNERS L.P.	)
in the presence of:	)

12